UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)     January 27, 2009

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The Corning Incorporated press release dated January 27, 2009 regarding its financial results for the fourth quarter ended December 31, 2008 and its first quarter 2009 earnings guidance is attached hereto as Exhibit 99.

The information in this report, being furnished pursuant to Item 2.02 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

On January 27, 2009, Corning Incorporated issued a press release including the announcement that it will recognize certain charges against its results for the first quarter ended March 31, 2009 as a result of a restructuring plan. A copy of the press release is attached as Exhibit 99, and its “Restructuring Plans” section is incorporated herein by reference.

On January 26, 2009, Corning committed to a restructuring plan to reduce its workforce by 3,500 employees. Corning made the decision to restructure because of the shift in its core businesses in the fourth quarter of 2008 due to the economic recession and resulting lower anticipated 2009 sales levels. Corning expects to complete this restructuring plan by the end of 2009. We estimate the total costs of this plan to be in the range of $115 million to $165 million, of which total cash expenditures are expected to be roughly $105 million to $150 million related to termination benefits.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit

99	Press Release dated January 27, 2009, issued by Corning Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: January 27, 2009	By /s/	KATHERINE A. ASBECK
Katherine A. Asbeck
Senior Vice President - Finance

Exhibit 99

FOR RELEASE — JANUARY 27, 2009

Media Relations Contact:	Additional Contact:
Daniel F. Collins	Kenneth C. Sofio
(607) 974-4197	(607) 974-7705
collinsdf@corning.com	sofiokc@corning.com

Corning Announces Fourth-Quarter Results

Plans restructuring actions in first quarter 2009

CORNING, N.Y. –– Corning Incorporated (NYSE:GLW) today announced results for the fourth quarter and full year 2008, along with the company’s planned restructuring actions.

Fourth-Quarter Highlights

•	Sales were $1.1 billion, down about 30% both sequentially and year over year.
•	Earnings per share were $0.16. Excluding special items, earnings per share were $0.13*, down about 70% both sequentially and year over year.
•

Display Technologies’ combined LCD glass volume, including Corning’s wholly owned business and Samsung Corning Precision Glass Co., Ltd. (SCP), was down 35% sequentially and 28% year over year. Volume in the company’s wholly owned business was down about 50% sequentially and year over year, while volume at SCP was down 26% sequentially and only 4% year over year.

•	Gross margin was 28%, reflecting lower volumes in all segments and the cost of capacity reductions.
•	At the end of the fourth quarter the company had $2.8 billion in cash and short-term investments, $1.2 billion greater than debt.

Full-Year Highlights

•	Sales were $5.9 billion, up 1.5% from 2007.
•	Earnings per share were $3.32. Excluding special items, earnings per share were $1.53*, up 9% versus 2007.
•

Display Technologies’ combined LCD glass volume was up 14%, including volume increases of 1% in the wholly owned business and 28% at SCP. Price declines were approximately 8% in both the wholly owned business and at SCP.

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Corning Announces Fourth-Quarter Results

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Quarter Four Financial Comparisons

	Q4 2008	Q3 2008	% Change	Q4 2007	% Change
Net Sales in millions	$1,084	$1,555	(30%)	$1,582	(31%)
Net Income in millions	$249	$768	(68%)	$717	(65%)
Non-GAAP Net Income in millions*	$208	$732	(72%)	$643	(68%)
GAAP EPS	$0.16	$0.49	(67%)	$0.45	(64%)
Non-GAAP EPS*	$0.13	$0.46	(72%)	$0.40	(68%)

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website.

Restructuring Plans

•

Planned corporate-wide restructuring actions will result in first-quarter charges in the range of $115 million to $165 million pretax, in addition to the fourth-quarter restructuring charges of $22 million. About 90% of the charge is for cash termination benefits, most of which will be paid in 2009. Certain of Corning’s equity companies are also evaluating restructuring actions in the first quarter.

•

In total, Corning plans to reduce its workforce by about 3,500 employees, or 13%, before the end of the year. About 1,500 of the reductions are salaried employees. The company is also in the process of reducing more than 1,400 temporary workers.

•

The restructuring program will include a selective early retirement program, global workforce reductions and consolidation of manufacturing facilities. The company also suspended merit increases for its salaried employees.

•	Annualized savings of $150 million to $200 million are expected as a result of the restructuring actions.

“We experienced a significant momentum shift in many of our core businesses in the fourth quarter as the recession took hold,” Wendell P. Weeks, chairman and chief executive officer, said. “As a result, we are adjusting our operations to reflect anticipated lower sales in 2009. We are also moving aggressively to reduce operating expenses and capital spending to continue to meet our goals of positive free cash flow and a healthy balance sheet.”

Fourth-Quarter Segment Results

Sales in the Display Technologies segment were $390 million, down 44% sequentially and 50% year over year. This significant decline resulted primarily from the supply chain’s inventory reduction and lower retail sales of LCD products. Sequential price declines were slightly higher than the previous quarter. Positive foreign exchange rate movements partially offset the volume declines.

Telecommunications segment sales were $405 million, down 18% sequentially and 6% compared to the fourth quarter of 2007.

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Corning Announces Fourth-Quarter Results

Page Three

Environmental Technologies segment sales were $128 million, down 28% sequentially and 32% year over year. Fourth-quarter sales of automotive products declined sharply reflecting the global decline in the automotive industry. Heavy-duty diesel sales remained weak.

Corning’s equity earnings from Dow Corning Corporation were $86 million, down sequentially as the recession began to impact the demand for silicone products, but up slightly year over year.

Looking Forward

James B. Flaws, vice chairman and chief financial officer, said, “We anticipate a slow start to 2009 with first-quarter combined display volume down 20% to 25% as the supply chain continues to reduce inventory during the seasonally weaker retail sales quarter. As we announced last December, we will also have high-single-digit price declines in the first quarter. As a result, sales, gross margin and net income will be sequentially lower. We expect earnings per share*, before special items, to be about break-even in the first quarter.”

“On the other hand, recent news about the display supply chain and end market is encouraging. Retail sales of LCD TV were stronger in December than we anticipated and this trend is continuing into early January. We estimate that the display supply chain has reduced total inventory levels to be close to year-end 2007 levels. This reduction, while painful for us in the fourth quarter, moves us closer to the day that glass demand rebounds. We are currently anticipating a significant increase in glass demand in the second quarter.

“During these tough times, our three priorities are preserving cash, restructuring the company to be profitable at a lower sales level, and accelerating new products while maintaining our focus on long-term growth opportunities,” he said.

The company is concentrating on its short-term growth opportunities by investing in Gen 10 LCD manufacturing, extending its bend-insensitive ClearCurve® optical fiber products into new markets, introducing next-generation advanced diesel engine substrates and filters, expanding applications for its Gorilla™ glass and pursuing new initiatives in thin-film photovoltaics.

As previously announced, the company has reduced its 2009 capital spending to $1.1 billion, of which about $525 million relates to construction completed in 2008. “We have a goal of being free cash flow positive for the year, but expect our first-half free cash flow to be negative,” he said.

Flaws said that Corning is sizing the company’s cost structure for about $5 billion of sales in 2009. “This level is above our first-quarter run rate and reflects our belief that the display supply chain contraction will end in the second quarter. If we do not see this improvement, we will consider further consolidation of manufacturing facilities and additional workforce reductions.”

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Corning Announces Fourth-Quarter Results

Page Four

Flaws concluded by noting that, “despite the current impact of the global recession, we remain well positioned in our core businesses for the long term. This recession will end. The exact timing is difficult to predict but we know that the world is not going backwards. Optical fiber solutions will continue to replace older copper lines and LCD televisions are making CRT models obsolete. And stronger environmental regulations will soon be taking effect. Demand for our products will increase as the economy improves.”

Corning will provide more information on its 2009 outlook at its annual investor relations meeting in New York on Friday, Feb. 6 at 9 a.m. ET at the Times Center. Attendees can register online at the company’s investor relations web site. The company also will be presenting at the Thomas Weisel Telecom and Technology Conference on Feb. 10 in San Francisco.

Fourth-Quarter Conference Call Information

The company will host a fourth-quarter conference call on Tuesday, Jan. 27 at 8:30 a.m. ET. To access the call, dial (866) 233-3843 or international access call (612) 332-0530 approximately 10-15 minutes prior to the start of the call. The password is ‘Corning Incorporated Quarter Four Results’. The host is ‘SOFIO’. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and follow the instructions. A replay will be available beginning at 10:30 a.m. ET and will run through 5:00 p.m. ET, Tuesday, Feb. 10, 2009. To listen, dial (800) 475-6701 or international access call (320) 365-3844. The access code is 981250. The webcast will be archived for one year following the call.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP net income and EPS measures exclude restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company’s non-GAAP measures exclude adjustments to asbestos settlement reserves, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies and gains from discontinued operations. The company believes presenting non-GAAP net income and EPS measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. These non-GAAP measures are reconciled on the company’s Web site at www.corning.com/investor_relations and accompany this news release.

About Corning Incorporated

Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 150 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy and metrology.

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Corning Announces Fourth-Quarter Results

Page Five

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization;  pricing fluctuations and changes in the mix of sales between premium and non-premium products;  new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission.  Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

###

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,

	2008	2007	2008	2007

Net sales	$1,084	$1,582	$5,948	$5,860
Cost of sales	777	825	3,210	3,111

Gross margin	307	757	2,738	2,749

Operating expenses:
Selling, general and administrative expenses	179	257	901	912
Research, development and engineering expenses	153	153	627	565
Amortization of purchased intangibles	4	3	11	10
Restructuring, impairment and other charges (credits) (Note 1)	22	(2)	19	(4)
Asbestos settlement (credits) charges (Note 2)	(28)	15	(340)	185

Operating (loss) income	(23)	331	1,520	1,081

Interest income	11	35	85	145
Interest expense	(11)	(20)	(59)	(82)
Other (expense) income, net (Note 3)	(33)	44	(23)	147

(Loss) income before income taxes	(56)	390	1,523	1,291
Benefit (provision) for income taxes (Note 4)	23	61	2,405	(80)

(Loss) income before minority interest and equity earnings	(33)	451	3,928	1,211
Minority interests		(1)	1	(3)
Equity in earnings of affiliated companies, net of impairments	282	267	1,328	942

Net income	$249	$717	$5,257	$2,150

Basic earnings per common share (Note 5)	$0.16	$0.46	$3.37	$1.37
Diluted earnings per common share (Note 5)	$0.16	$0.45	$3.32	$1.34
Dividends declared per common share	$0.05	$0.05	$0.20	$0.10

See accompanying notes to these financial statements.

Certain amounts for 2007 were reclassified to conform to 2008 classifications.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except per share amounts)

	December 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$1,873	$2,216
Short-term investments, at fair value	943	1,300
Total cash, cash equivalents and short-term investments	2,816	3,516
Trade accounts receivable, net of doubtful accounts and allowances	512	856
Inventories	798	631
Deferred income taxes	158	54
Other current assets	335	237
Total current assets	4,619	5,294

Investments	3,056	3,036
Property, net of accumulated depreciation	8,199	5,986
Goodwill and other intangible assets, net	305	308
Deferred income taxes	2,932	202
Other assets	145	389

Total Assets	$19,256	$15,215

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$78	$23
Accounts payable	846	609
Other accrued liabilities	1,128	1,880
Total current liabilities	2,052	2,512

Long-term debt	1,527	1,514
Postretirement benefits other than pensions	784	744
Other liabilities	1,402	903
Total liabilities	5,765	5,673

Commitments and contingencies
Minority interests	48	46
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,609 million and 1,598 million	804	799
Additional paid-in capital	12,502	12,281
Retained earnings (accumulated deficit)	1,940	(3,002)
Treasury stock, at cost; Shares held: 61 million and 30 million	(1,160)	(492)
Accumulated other comprehensive loss	(643)	(90)
Total shareholders’ equity	13,443	9,496

Total Liabilities and Shareholders’ Equity	$19,256	$15,215

See accompanying notes to these financial statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Cash Flows from Operating Activities:
Net income	$249	$717	$5,257	$2,150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	201	151	684	597
Amortization of purchased intangibles	4	3	11	10
Asbestos settlement	(28)	15	(340)	185
Restructuring, impairment and other charges (credits)	22	(2)	19	(4)
Restructuring payments	(7)	(9)	(17)	(39)
Loss on repurchases and retirement of debt				15
Stock compensation charges	14	38	118	138
Loss (gain) on sale of business			14	(19)
Undistributed earnings of affiliated companies	(206)	(125)	(782)	(452)
Deferred tax benefit	(62)	(116)	(2,594)	(98)
Customer deposits, net of (credits) issued	(65)	(62)	(266)	(126)
Employee benefit payments in excess of expense	(16)	(29)	(47)	(111)
Changes in certain working capital items:
Trade accounts receivable	360	29	410	(128)
Inventories	(7)	42	(136)	5
Other current assets	(5)	(6)	(76)	(27)
Accounts payable and other current liabilities, net of restructuring payments	(101)	134	(231)	10
Other, net	27	(48)	104	(29)
Net cash provided by operating activities	380	732	2,128	2,077

Cash Flows from Investing Activities:
Capital expenditures	(766)	(391)	(1,921)	(1,262)
Acquisitions of businesses, net of cash received			(15)	(4)
Net proceeds (payments) from sale or disposal of assets	2	5	19	(5)
Short-term investments – acquisitions	(567)	(570)	(1,865)	(2,152)
Short-term investments – liquidations	193	721	2,083	2,862
Net cash used in investing activities	(1,138)	(235)	(1,699)	(561)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(4)	(2)	(24)	(20)
Retirements of long-term debt				(238)
Proceeds from unwind of interest rate swap arrangements	65		65
Proceeds from issuance of common stock, net	4	4	23	21
Proceeds from the exercise of stock options	1	20	80	109
Repurchases of common stock		(125)	(625)	(250)
Dividends paid	(78)	(79)	(313)	(158)
Other, net	(4)	(1)	(4)	(3)
Net cash used in financing activities	(16)	(183)	(798)	(539)
Effect of exchange rates on cash	51	24	26	82
Net (decrease) increase in cash and cash equivalents	(723)	338	(343)	1,059
Cash and cash equivalents at beginning of period	2,596	1,878	2,216	1,157

Cash and cash equivalents at end of period	$1,873	$2,216	$1,873	$2,216

Certain amounts for prior periods were reclassified to conform to 2008 classifications.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

SEGMENT RESULTS

(Unaudited; in millions)

Our reportable operating segments include Display Technologies, Telecommunications, Environmental Technologies, Specialty Materials and Life Sciences.

	Display Technologies	Telecom- munications	Environmental Technologies	Specialty Materials	Life Sciences	All Other	Total
Three months ended December 31, 2008
Net sales	$390	$405	$128	$84	$75	$2	$1,084
Depreciation (1)	$130	$29	$23	$12	$3	$3	$200
Amortization of purchased intangibles		$4					$4
Research, development and engineering expenses (2)	$26	$20	$31	$12	$2	$42	$133
Restructuring, impairment and other charges (before-tax)		$20		$2			$22
Income tax (provision) benefit	$(30)	$2	$1		$1	$3	$(23)
Earnings (loss) before equity earnings (3)	$28	$(14)	$(24)	$(6)	$16	$(49)	$(49)
Equity in earnings (loss) of affiliated companies	$194		$1			$(1)	$194
Net income (loss)	$222	$(14)	$(23)	$(6)	$16	$(50)	$145
Three months ended December 31, 2007
Net sales	$774	$430	$189	$105	$73	$11	$1,582
Depreciation (1)	$85	$29	$23	$8	$4	$2	$151
Amortization of purchased intangibles		$3					$3
Research, development and engineering expenses (2)	$30	$22	$32	$9	$2	$37	$132
Restructuring, impairment and other credits (before-tax)		$(2)					$(2)
Income tax (provision) benefit	$(46)					$2	$(44)
Earnings (loss) before minority interest and equity earnings (loss) (3)	$411	$11	$22	$2	$13	$(45)	$414
Minority interest						$(1)	$(1)
Equity in earnings (loss) of affiliated companies	$177	$1	$1			$(4)	$175
Net income (loss)	$588	$12	$23	$2	$13	$(50)	$588
Year ended December 31, 2008
Net sales	$2,724	$1,799	$711	$372	$326	$16	$5,948
Depreciation (1)	$407	$117	$95	$36	$14	$12	$681
Amortization of purchased intangibles		$11					$11
Research, development and engineering expenses (2)	$109	$93	$125	$45	$8	$163	$543
Restructuring, impairment and other charges (before-tax)		$17		$2			$19
Income tax (provision) benefit	$(189)	$(14)	$(11)		$(9)	$11	$(212)
Earnings (loss) before minority interest and equity earnings (3)	$1,321	$44	$29	$(7)	$53	$(210)	$1,230
Minority interest		$1					$1
Equity in earnings of affiliated companies	$900		$4			$42	$946
Net income (loss)	$2,221	$45	$33	$(7)	$53	$(168)	$2,177
Year ended December 31, 2007
Net sales	$2,613	$1,779	$757	$379	$305	$27	$5,860
Depreciation (1)	$325	$123	$89	$32	$15	$7	$591
Amortization of purchased intangibles		$10					$10
Research, development and engineering expenses (2)	$102	$82	$125	$41	$8	$121	$479
Restructuring, impairment and other credits (before-tax)		$(4)					$(4)
Income tax (provision) benefit	$(138)	$(35)	$(15)		$(13)	$8	$(193)
Earnings (loss) before minority interest and equity earnings (3)	$1,433	$115	$59	$(3)	$44	$(150)	$1,498
Minority interest		$(1)				$(2)	$(3)
Equity in earnings (loss) of affiliated companies	$582	$4	$2			$(9)	$579
Net income (loss)	$2,015	$118	$61	$(3)	$44	$(161)	$2,074

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

SEGMENT RESULTS

(Unaudited; in millions)

(1)	Depreciation expense for Corning’s reportable segments includes an allocation of depreciation of corporate property not specifically identifiable to a segment.
(2)	Research, development, and engineering expenses includes direct project spending which is identifiable to a segment.
(3)

In the three months and year ended December 31, 2008, restructuring, impairment and other charges and (credits) includes a charge of $22 million comprised primarily of severance costs for a restructuring plan in the Telecommunications segment.

(4)

Many of Corning’s administrative and staff functions are performed on a centralized basis. Where practicable, Corning charges these expenses to segments based upon the extent to which each business uses a centralized function. Other staff functions, such as corporate finance, human resources and legal are allocated to segments, primarily as a percentage of sales. In the year ended December 31, 2008, earnings (loss) before minority interest and equity earnings (loss) included a $12 million litigation settlement in the Display Technologies segment and a $14 million loss on the sale of a business in the All Other segment.

(5)

In the three months and year ended December 31, 2007, equity in earnings (loss) of affiliated companies, net of impairments includes net charges of $14 million and $40 million, respectively, related to impairments and other charges and credits for Samsung Corning and is included in the All Other segment.

A reconciliation of reportable segment net income to consolidated net income follows (in millions):

	Three months ended December 31,		Year ended December 31,

	2008	2007	2008	2007
Net income of reportable segments	$195	$638	$2,345	$2,235
Non-reportable segments	(50)	(50)	(168)	(161)
Unallocated amounts:
Net financing costs (1)	(2)	8	15	36
Stock-based compensation expense	(14)	(38)	(118)	(138)
Exploratory research	(17)	(16)	(69)	(67)
Corporate contributions	(9)	(6)	(35)	(32)
Equity in earnings of affiliated companies, net of impairments (2)	88	92	382	363
Asbestos settlement (3)	28	(15)	340	(185)
Other corporate items (4)	30	104	2,565	99
Net income	$249	$717	$5,257	$2,150

(1)	Net financing costs include interest expense, interest income, and interest costs and investment gains associated with benefit plans.
(2)

Equity in earnings of affiliated companies, net of impairments in the year ended December 31, 2008, includes an $18 million charge representing our share of an other-than-temporary impairment of auction rate securities.

(3)

In the three months and year ended December 31, 2008, Corning recorded a net credit of $28 million and $340 million, respectively, to adjust the asbestos liability for the change in value of certain components of the Amended PCC Plan and the established liability for non-PCC asbestos claims. In the three months and year ended December 31, 2007, Corning recorded asbestos settlement expense under the terms of the 2003 Plan of $15 million and $185 million, respectively, to adjust the estimated fair value of the components of the proposed asbestos settlement at that time.

(4)	Other corporate items include the tax impact of the unallocated amounts and the following significant items:
•	In the year ended December 31, 2008, Corning released $2.45 billion of valuation allowance resulting from a change in judgment about the realizability of U.S. deferred tax assets in future years.
•	In the year ended December 31, 2008, Corning recorded a $43 million gain related to a favorable tax settlement with the Canadian Revenue Agency.
•

In the three months and year ended December 31, 2008, Corning released $45 million and $115 million, respectively, of valuation allowance on our U.S. deferred tax assets as a result of a change in our estimate regarding current-year U.S. taxable income.

•

In the three months and year ended December 31, 2008, Corning recorded losses of $12 million and $53 million, respectively, on certain available-for-sale securities included in cash and short-term investments.

•	In the year ended December 31, 2007, Corning recorded a loss of $15 million from the repurchase of $223 million principal amount of our 6.25% Euro notes due 2010.
•

In the three months and year ended December 31, 2007, Corning released $103 million of valuation allowance on certain deferred tax assets in Germany as a result of a change in estimated taxable income.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Restructuring

In the fourth quarter of 2008, Corning recorded a charge of $22 million pretax and $21 million after-tax, which was comprised primarily of severance costs for a restructuring plan in the Telecommunications segment.

2.	Asbestos Settlement

On March 28, 2003, Corning announced that it had reached agreement with the representatives of asbestos claimants for the settlement of all current and future asbestos claims against Corning and Pittsburgh Corning Corporation (PCC) which might arise from PCC products or operations (the 2003 Plan). On December 21, 2006, the Bankruptcy Court issued an order denying confirmation of the 2003 Plan. On January 10, 2008, some of the parties in the proceeding advised the Bankruptcy Court that they had made substantial progress on an amended plan of reorganization (the Amended PCC Plan) that resolved issues raised by the Court in denying the confirmation of the 2003 Plan.

As a result of progress in the parties’ continuing negotiations, Corning believes the Amended PCC Plan now represents the most probable outcome of this matter and the probability that the 2003 plan will become effective has diminished. The proposed settlement under the Amended PCC Plan requires Corning to contribute its equity interest in PCC and Pittsburgh Corning Europe, N.V. (PCE) and to contribute a fixed series of cash payments, recorded at present value on December 31, 2008. Corning will have the option to contribute shares rather than cash, but the liability is fixed by dollar value and not number of shares. As a result, the estimated asbestos settlement liability is no longer impacted by movements in the value of Corning common stock. The Amended PCC Plan does not include non-PCC asbestos claims that may be or have been raised against Corning. Corning has recorded an additional amount for such claims in its estimated asbestos settlement liability.

In the first quarter of 2008, we recorded a $327 million reduction to our estimated liability for asbestos litigation as a result of the increase in the likelihood of a settlement under the Amended PCC Plan and a corresponding decrease in the likelihood of a settlement under terms of the 2003 Plan. In the second, third and fourth quarters of 2008, we recorded pretax and after-tax charges of $9 million, $6 million and a credit of $28 million, respectively to adjust the asbestos settlement liability for the change in value of the components of the Amended PCC Plan.

3.	Cash and Short-Term Investments

In the fourth quarter of 2008, Corning recorded a pretax and after-tax loss of $11 million on certain available-for-sale securities that were included in cash and short-term investments.

4.	Provision for Income Taxes

In the fourth quarter of 2008, Corning released an additional $45 million of valuation allowances on our U.S. deferred tax assets as a result of a change in our estimate of current-year U.S. taxable income.

5.	Weighted Average Shares Outstanding

Weighted average shares outstanding are as follows (in millions):

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007

Basic	1,546	1,567	1,560	1,566
Diluted	1,559	1,602	1,584	1,603
Diluted used for non-GAAP measures	1,559	1,602	1,584	1,603

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

QUARTERLY SALES INFORMATION

(Unaudited; in millions)

	2008
	Q1	Q2	Q3	Q4	Total

Display Technologies	$829	$809	$696	$390	$2,724

Telecommunications
Fiber and cable	214	248	258	200	920
Hardware and equipment	207	229	238	205	879
	421	477	496	405	1,799

Environmental Technologies
Automotive	137	132	112	77	458
Diesel	60	77	65	51	253
	197	209	177	128	711

Specialty Materials	83	104	101	84	372

Life Sciences	81	87	83	75	326

Other	6	6	2	2	16

Total	$1,617	$1,692	$1,555	$1,084	$5,948

	2007
	Q1	Q2	Q3	Q4	Total

Display Technologies	$524	$610	$705	$774	$2,613

Telecommunications
Fiber and cable	211	219	237	213	880
Hardware and equipment	228	219	235	217	899
	439	438	472	430	1,779

Environmental Technologies
Automotive	123	128	126	131	508
Diesel	56	63	72	58	249
	179	191	198	189	757

Specialty Materials	84	95	95	105	379

Life Sciences	76	78	78	73	305

Other	5	6	5	11	27

Total	$1,307	$1,418	$1,553	$1,582	$5,860

The above supplemental information is intended to facilitate analysis of Corning’s businesses.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2008

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the fourth quarter of 2008 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$0.13	$(51)	$208

Special items:
Asbestos settlement (a)	0.02	28	28

Restructuring, impairment, and other charges (b)	(0.01)	(22)	(21)

Available-for-sale securities (c)	(0.01)	(11)	(11)

Valuation allowance release (d)	0.03		45

Total EPS and net income	$0.16	$(56)	$249

(a)

In the fourth quarter of 2008, Corning recorded a credit of $28 million to adjust the asbestos liability for the change in value of certain components of the Amended PCC Plan and the estimated liability for non-PCC asbestos claims.

(b)	In the fourth quarter of 2008, Corning recorded a $22 million pretax and $21 million after-tax charge comprised primarily of severance costs for a restructuring plan in the Telecommunications segment.

(c)	In the fourth quarter of 2008, Corning recorded a pretax and after-tax loss of $11 million on certain available-for-sale securities included in cash and short-term investments.

(d)	In the fourth quarter of 2008, Corning recorded a deferred tax asset valuation allowance release of $45 million resulting from a change in our estimate of current-year U.S. taxable income.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2007

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the fourth quarter of 2007 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$0.40	$466	$643

Special items:
Asbestos settlement (a)	(0.01)	(15)	(15)

Provision for income taxes (b)	0.07		103

Equity in earnings of affiliated companies (c)	(0.01)		(14)

Total EPS and net income	$0.45	$451	$717

(a)

In the fourth quarter, Corning recorded a charge of $15 million (before- and after-tax) for the change in the estimated fair value of the components of the asbestos settlement liability under the terms of the 2003 plan.

(b)	Amount reflects a $103 million tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany.

(c)

Amount reflects Corning’s share of the following items associated with Samsung Corning: an impairment charge for certain long-lived assets; dividend withholding tax; and a gain on metal and scrap sales. These items decreased Corning’s equity earnings by $14 million (net) in the fourth quarter of 2007.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2008

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the third quarter of 2008 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income Before Income Taxes	Net Income

Earnings per share (EPS) and net income, excluding special items	$0.46	$385	$732

Special items:
Asbestos settlement (a)	-	(6)	(6)

Available-for-sale securities (b)	(0.02)	(39)	(39)

Loss on sale of business (c)	(0.01)	(14)	(14)

Valuation allowance release (d)	0.04	-	70

Tax revenue settlement (e)	0.03	-	43

Equity in earnings of associated companies (f)	(0.01)	-	(18)

Total EPS and net income	$0.49	$326	$768

(a)

In the third quarter of 2008, Corning recorded a charge of $6 million to adjust the asbestos liability for the change in value of certain components of the Amended PCC Plan and the estimated liability for non-PCC asbestos claims.

(b)	In the third quarter of 2008, Corning recorded net losses of $39 million on certain available-for-sale securities included in cash and short-term investments.

(c)	In the third quarter of 2008, Corning incurred a $14 million loss on the sale of a business.

(d)	In the third quarter of 2008, Corning recorded a valuation allowance release of $70 million resulting from a change in our estimate of current-year U.S. taxable income.

(e)	In the third quarter of 2008, Corning recorded a $43 million gain related to a favorable tax settlement with the Canadian Revenue Agency.

(f)

In the third quarter of 2008, equity earnings of associated companies included an $18 million charge for our share of an other-than-temporary impairment of auction rate securities at Dow Corning Corporation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2008

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the year ended December 31, 2008 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$1.53	$1,281	$2,424

Special items:
Asbestos settlement (a)	0.21	340	340

Restructuring, impairment and other charges (b)	(0.01)	(22)	(21)

Litigation settlement (c)	(0.01)	(12)	(12)

Loss on sale of business, net (d)	(0.01)	(14)	(14)

Available-for-sale securities (e)	(0.03)	(50)	(50)

Valuation allowance release (f)	1.62		2,565

Tax revenue settlement (g)	0.03		43

Equity in earnings of affiliated companies (h)	(0.01)		(18)

Total EPS and net income	$3.32	$1,523	$5,257

(a)

In 2008, Corning recorded a $327 million reduction to the asbestos liability as a result of the increase in the likelihood of a settlement under the Amended PCC Plan and a corresponding decrease in the likelihood of a settlement under terms of the 2003 plan. Also, Corning recorded a net credit of $13 million to adjust the asbestos liability for the change in value of certain components of the Amended PCC Plan and the estimated liability for non-PCC asbestos claims.

(b)	In 2008, Corning recorded a $22 million pretax and $21 million after-tax charge comprised primarily of severance costs for a restructuring plan in the Telecommunications segment.

(c)	In 2008, Corning recorded a charge of $12 million to settle litigation associated with our Display segment.

(d)	In 2008, Corning incurred a $14 million loss on the sale of a business.

(e)	In 2008, Corning recorded net losses of $50 million on certain available-for-sale securities included in cash and short-term investments.

(f)

In 2008, Corning recorded a valuation allowance release of $2.45 billion resulting from a change in judgment about the realizability of U.S. deferred tax assets in future years. Also in 2008, Corning released $115 million of valuation allowances resulting from a change in estimate regarding current-year U.S taxable income.

(g)	In 2008, Corning recorded a $43 million gain related to a favorable tax settlement with the Canadian Revenue Agency.

(h)	In 2008, equity in earnings of affiliated companies includes an $18 million charge for Corning’s share of an other-than-temporary impairment of auction rate securities at Dow Corning Corporation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2007

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the year ended December 31, 2007 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$1.41	$1,392	$2,260

Special items:
Asbestos settlement (a)	(0.12)	(185)	(185)

Loss on repurchases of debt, net (b)	(0.01)	(15)	(15)

Gain on sale of business, net (c)	0.01	19	19

Provision for income taxes (d)	0.07		103

Equity in earnings of affiliated companies (e)	(0.02)		(32)

Total EPS and net income	$1.34	$1,211	$2,150

(a)

In 2007, Corning recorded a charge of $185 million (before- and after-tax) for the change in the estimated fair value of the components of the asbestos settlement liability under the terms of the 2003 plan.

(b)	Amount reflects a $15 million loss on the repurchase of $223 million principal amount of our 6.25% Euro notes due 2010.

(c)	Amount reflects a $19 million gain on the sale of the European submarine cabling business.

(d)	Amount reflects a $103 million tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany.

(e)

In 2007, equity in earnings of affiliated companies includes a $32 million charge (net of tax) for Corning’s share of restructuring, impairment and other charges at Samsung Corning Co. Ltd. (Samsung Corning).

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months and Year Ended December 31, 2008

(Unaudited; amounts in millions)

Corning’s free cash flow financial measure for the three months and year ended December 31, 2008 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP financial measures are helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.

	Three months ended December 31, 2008	Year ended December 31, 2008

Cash flows from operating activities	$380	$2,128

Less: Cash flows from investing activities	(1,138)	(1,699)

Plus: Short-term investments – acquisitions	567	1,865

Less: Short-term investments – liquidations	(193)	(2,083)

Free cash flow	$(384)	$211

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2009

(Unaudited; amounts in millions, except per share amounts)

Corning’s earnings per share (EPS) excluding special items for the first quarter of 2009 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.

Range
Guidance: EPS excluding special items	$	*	$	*

Special items (a)

Restructuring charges (b)

Earnings per share

This schedule will be updated as additional announcements occur.

*	James B. Flaws, vice chairman and chief financial officer said, "We expect earnings per share, before special items, to be about breakeven in the first quarter."

(a)	From time to time, Corning may record special items which could result in a gain or loss during the quarter.

(b)

Planned corporate-wide restructuring actions will result in first quarter charges in the range of $115 million to $165 million pretax. Certain of Corning’s equity companies are also evaluating restructuring actions in the first quarter.

Please note that the company may pursue other financing, restructuring and divestiture activities at any time in the future, and that the potential impact of these events is not included within Corning's first quarter 2009 guidance.

This schedule contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve certain risks and uncertainties. Actual results may differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings of this Company.

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